Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Collegium Pharmaceutical, Inc. and subsidiaries (the “Company”) and the effectiveness of Collegium Pharmaceutical, Inc.’s internal control over financial reporting dated February 27, 2019 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 7, 2019